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                                                                Exhibit 99.1

[Solutia logo]                        NEWS

                                              SOLUTIA INC.
                                              575 Maryville Centre Drive
                                              St. Louis, Missouri 63141

                                              P.O. Box 66760
                                              St. Louis, Missouri 63166-6760


  FOR IMMEDIATE RELEASE
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                                     MEDIA: Dan Jenkins (314) 674-8552
                                     INVESTORS: Tim Spihlman (314) 674-5206



                        SOLUTIA COMPLETES BUY OUT OF
                        MEXICAN JOINT VENTURE PARTNER

 SOLE OWNERSHIP OF PUEBLA PLANT WILL HELP MEET INCREASING GLOBAL DEMAND FOR
  SOLUTIA PVB INTERLAYERS USED IN AUTOMOTIVE AND ARCHITECTURAL APPLICATIONS

ST. LOUIS AND PUEBLA, MEXICO - MARCH 2, 2006 - Solutia Inc. (OTCBB: SOLUQ), the world leader in the production and sale of polyvinyl butyral (PVB) interlayers, today announced it has completed its purchase of Vitro Plan, S.A. de C.V.'s 51 percent stake in Vitro Plan's joint venture with Solutia, known as Quimica M, S.A. de C.V. As a result, Solutia is now the sole owner of Quimica M. Additionally, Solutia and certain affiliates of Vitro Plan have entered into agreements under which Solutia will supply those Vitro Plan affiliates with their requirements for Saflex(R) and Vanceva(R) PVB interlayer products. Both the purchase and supply agreements became effective March 1.

         With its buyout of Vitro Plan, Solutia is the sole owner and operator of the Quimica M PVB interlayer plant in Puebla, Mexico. These interlayers are used by major glass producers such as Vitro to make laminated glass for use in automobiles and buildings.


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         "This acquisition reflects our commitment to meet the growing global demand for our Saflex and Vanceva PVB interlayers. The Puebla plant will now make PVB interlayers not only for Vitro Plan and other valued Mexican customers, but also for our customers around the world," said Luc De Temmerman, president of Solutia's Performance Products Division. "The Puebla plant produces world-class products from a very competitive cost position. Therefore, we have plans to invest in new capacity as well as additional capabilities, which will enable us to begin manufacturing new products that are on the leading edge of technological development."

         Jeffry N. Quinn, chairman, president and CEO, added, "We are relying on our Laminated Glazing Interlayers (LGI) business to generate significant profitable revenue growth for Solutia, both now and well into the future. This acquisition, in combination with the new PVB interlayer plant we are building in Suzhou, China, demonstrates our ongoing commitment to realizing this potential."

         The Puebla plant operates state-of-the-art PVB interlayer manufacturing lines using the same Solutia technology used at other Solutia production sites. In addition to the Puebla plant, Solutia's LGI business manufactures PVB interlayers at Ghent, Belgium; Sao Jose Dos Campos, Brazil; Springfield, Mass., USA; and Trenton, Mich., USA. It also has a PVB finishing center, distribution center and regional customer service center in Singapore. The company's newest PVB interlayer plant, being constructed in Suzhou, China, is scheduled to begin production in mid 2007.

         In addition to being the world's largest producer and seller of PVB interlayers, Solutia is the global leader in PVB innovation, quality and reliability. When laminated between layers of glass, PVB interlayers greatly enhance the performance characteristics of glass, providing benefits such as

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security, solar protection, sound attenuation, safety and style. Laminated glass made with Saflex PVB is used in applications for automobiles and buildings. In addition to Saflex, Solutia manufactures Vanceva high-performance interlayers, providing customers the world's most innovative portfolio of laminated glass interlayers.

         For more information about Solutia's LGI products, visit: http://www.solutiaautomotive.com, http://www.saflex.com and http://www.vanceva.com.

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NOTES TO EDITOR:

     o   Saflex and Vanceva are registered trademarks of Solutia Inc.
     o Interviews are available with Luc De Temmerman, president of Solutia's Performance Products Division, by contacting Dan Jenkins at (314) 674-8552.

FORWARD LOOKING STATEMENTS

         This press release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "may," "will," "intends," "plans," "estimates" or "anticipates," or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on management's current expectations and assumptions about the industries in which Solutia operates. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Solutia's most recent Annual Report on Form 10-K, under "Cautionary Statement About Forward-Looking Statements," Solutia's quarterly reports on Form 10-Q, and in filings with the U.S. Bankruptcy Court in connection with the Chapter 11 case of Solutia Inc. and 14 of its U.S. subsidiaries. These reports and filings can be accessed through the "Reorganization" and "Investors" sections of Solutia's website at www.solutia.com. Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.

SOURCE: SOLUTIA INC.
ST. LOUIS AND PUEBLA, MEXICO
3/2/06

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